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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-54940) of McDermott Incorporated and in the related Prospectus of our report dated May 19, 1998, except for the fifth and sixth paragraphs of Note 11, as to which the date is June 1, 1998, with respect to the consolidated financial statements of McDermott Incorporated, included in this Annual Report (Form 10-K) for the year ended March 31, 1998.



                                 ERNST & YOUNG LLP

New Orleans, Louisiana
June 12, 1998